Strategic Partners Asset Allocation Funds
Period ended 07/31/06
File number 811-08915

                                 SUB-ITEM 77D(3)

                    Policies With Respect to Security Investment


Jennison 20/20 Focus Fund			Dryden Short-Term Bond Fund, Inc.
Jennison Blend Fund, Inc.                 Dryden Small Cap Core Equity Fund,
							Inc.
Jennison Natural Resources Fund, Inc. 	Dryden Tax-Free Money Fund
Jennison Small Company Fund, Inc.		Dryden Tax-Managed Funds
Jennison U.S. Emerging Growth Fund,		Dryden Total Return Bond Fund, Inc.
Inc.
Jennison Value Fund 				MoneyMart Assets, Inc.
Dryden California Municipal Fund 		Prudential Investment Portfolios, Inc.
Dryden Global Total Return Fund, Inc. 	Prudential World Fund, Inc.
Dryden Government Income Fund, Inc. 	Nicholas-Applegate Fund, Inc.

Dryden Government Securities Trust 		Strategic Partners Asset Allocation
							Funds, Inc.
Dryden High Yield Fund, Inc. 			Strategic Partners Mutual Funds, Inc.
Dryden Index Series Fund, Inc. 		Strategic Partners Opportunity Funds
Dryden Municipal Bond Fund 			Strategic Partners Real Estate Fund,
Dryden Municipal Series Fund 			Strategic Partners Style Specific
							Funds, Inc.
Dryden National Municipals Fund, Inc.


                  Supplement dated May 24, 2006 to the Prospectus

This supplement amends the Prospectus of each of the funds referenced below and is in addition to any existing supplement to a Fund's Prospectus.

JENNISONDRYDEN MUTUAL FUNDS

Jennison 20/20 Focus Fund 	Dryden High Yield Fund
Jennison Blend Fund 				Dryden International Equity Fund
Jennison Conservative Growth Fund		Dryden Large Cap Core Equity Fund
Jennison Equity Opportunity Fund 		Dryden National Municipals Fund
Jennison Financial Services Fund 		California Income Series
Jennison Global Growth Fund 			California Series
Jennison Growth Fund 				Florida Series
Jennison Health Sciences Fund 		New Jersey Series
Jennison Natural Resources Fund 		New York Series
Jennison Select Growth Portfolio 		Pennsylvania Series

Jennison Small Company Fund 			Dryden Short-Term Corporate Bond Fund
Jennison Technology Fund 			Dryden Small Cap Core Equity Fund
Jennison U.S. Emerging Growth Fund		Dryden Stock Index Fund
Jennison Utility Fund 				Dryden Strategic Value Fund
Jennison Value Fund 				Dryden Tax-Free Money Fund
JennisonDryden Conservative Allocation	Dryden Total Return Bond Fund
Fund
JennisonDryden Growth Allocation Fund 	Dryden Ultra Short Bond Fund
JennisonDryden Moderate Allocation Fund 	High Income Series Insured Series
Dryden Active Allocation Fund 		Money Market Series
       MoneyMart Assets
Dryden Global Total Return Fund
Dryden Government Income Fund


STRATEGIC PARTNERS MUTUAL FUNDS

Strategic Partners Balanced Fund		Strategic Partners Managed OTC Fund
Strategic Partners Capital Growth Fund	Strategic Partners Mid Cap Growth
Strategic Partners Concentrated Growth 	Strategic Partners Mid Cap Value
Fund							Fund
Strategic Partners Conservative 		Strategic Partners Moderate
Allocation Fund					Allocation Fund
Strategic Partners Core Value Fund 		Strategic Partners Money Market Fund
Strategic Partners Equity Income Fund 	Strategic Partners New Era Growth
Strategic Partners Growth Allocation 	Strategic Partners Real Estate Fund
Fund
Strategic Partners High Yield Bond Fund 	Strategic Partners Small Cap Growth
       Fund
Strategic Partners International Growth 	Strategic Partners Small Cap Value
Fund
Strategic Partners International Value 	Strategic Partners Technology Fund
Fund
Strategic Partners Large Cap Value 		Strategic Partners Total Return Bond

Nicholas-Applegate Growth Equity Fund




1. The table captioned "Shareholder Fees" under the caption "Fees and Expenses" is amended by adding the following as the final row in the table:


SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Small balance account fee beginning on or about November 17, 2006

Class A		$15
Class B		$15
Class C		$15
Class R		None
Class Z		None
Class I		None
Class Y		$15


2. A new second note is added to the "Notes to Fees and Expenses Table," as follows:

Beginning on or about November 17, 2006, if the value of your account is less than $2,500, the Fund will deduct a $15 annual small balance account fee from your account. The small balance account fee will also be charged on accounts invested in Class L, M or X shares (these share classes are currently not offered for sale). Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts. For more information, see "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.

3. The table under the caption "Share Class Comparison" is amended by deleting the columns headed Class A, Class B and Class C, and replacing them with the following:


Minimum purchase amount

Class A	$1,000
Class B	$1,000
Class C	$2,500

Minimum purchase amount beginning on or about November 17, 2006
Class A	$2,500
Class B	$2,500
Class C	$2,500

Minimum amount for subsequent purchases
Class A	$100
Class B	$100
Class C	$100

Maximum initial sales charge
Class A	5.5% of the public offering price
Class B	None
Class C	None

Contingent Deferred Sales Charge (CDSC)(as a percentage of the lower of original purchase price or sale proceeds)
Class A	1% (on investments of $1 million or more redeemed within 1 year)
Class B	5% (Year 1)
       4% (Year 2)
       3% (Year 3)
       2% (Year 4)
       1% (Year 5/6)
       0% (Year 7)
Class C	1% (year 1)

Annual distribution and service (12b-1) fees(shown as a percentage of average daily net assets)
Class A	.30 of 1%(.25 of 1% currently)
Class B	1%
Class C	1%

4. The first note under the caption "Notes to Share Class Comparison Table" is deleted and replaced with the following:

 The minimum initial and subsequent investment requirements do not apply to employee savings plan accounts or payroll deduction plan accounts. The minimum initial and subsequent investment for purchases made through the Automatic Investment Plan ("AIP") is $50. Effective on or about November 17, 2006: (i) the minimum initial investment for retirement accounts and custodial accounts for minors is $1,000, and (ii) subsequent investments through newly-established AIP accounts must be at least $1,200 annually. Prior thereto, the minimum investment requirements do not apply to certain retirement and custodial accounts for minors. For more information, see "Additional Shareholder Services."

5. The second and third notes under the caption "Notes to Share
Class Comparison Table" are deleted and replaced with the following:

Beginning on or about November 17, 2006, if the value of your Class A, Class B, Class C or Class Y account is less than $2,500, the Fund will deduct a $15 annual small balance account fee from your account. Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts,
(iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts. For more information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.

For more information about the CDSC and how it is calculated, see
"How to Sell Your Shares -- Contingent Deferred Sales Charge (CDSC)."

Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a 1% CDSC, although they are not subject to an initial sales charge. The CDSC is waived for purchases by certain retirement or benefit plans.

6. The following is added immediately following the caption "Qualifying for Class Z Shares"

Institutional Investors. Various institutional investors may purchase Class Z shares, including corporations, banks, governmental entities, municipalities, and IRS section 501 entities, such as foundations and endowments. The minimum initial investment for such investors is $10 million. Institutional investors are responsible for indicating their eligibility to purchase Class Z Shares at the time of purchase.

7. The section captioned "How to Sell Shares - Small Accounts" is deleted and replaced with the following:

Involuntary Redemption of Small Accounts. Beginning on or about November 10, 2006, if the value of your account is less than $500 for any reason, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize the Fund's expenses paid by other shareholders. The involuntary sale provisions do not apply to Automatic Investment Plan ("AIP") accounts, employee savings plan accounts, payroll deduction plan accounts, or retirement accounts (such as a 401(k) plan, an IRA or other qualified or tax-deferred plan or account). Prior thereto, if you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account; this involuntary sale does not apply to shareholders who own their shares as part of a retirement account. For more information, see "Purchase, Redemption and Pricing of Fund Shares - Involuntary Redemption" in the Statement of Additional Information. Note that beginning November 17, 2006, if the value of your account is less than $2,500 (with certain exclusions), a $15 annual small balance account fee will be deducted from your account; any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. For more information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.